Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Baseline Oil & Gas Corp.

We consent to the inclusion in the foregoing Registration Statement on Form SB-2 of our report, dated March 10, 2006, relating to the financial statements of Baseline Oil & Gas Corp. as of December 31, 2005 and 2004, and for the periods from June 29, 2004 (inception) to December 31, 2005 and 2004. We also consent to the reference to our firm under the caption "Experts".


                                                 /s/ Malone & Bailey, PC
                                                 -------------------------------
                                                 Malone & Bailey, PC

Houston, Texas
June 13, 2006


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